SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):
                       September 30, 1996



                   CONTINENTAL AIRLINES, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                         (713) 834-2950
      (Registrant's telephone number, including area code)

Item 5.Other Events.

On October 1, 1996, Continental Airlines, Inc. (the "Company") announced that Gordon M. Bethune had been elected as Chairman of the Board and Chief Executive Officer of the Company, that Gregory
D. Brenneman had been elected as President and Chief Operating Officer of the Company, and that David Bonderman had resigned as Chairman of the Board of the Company. Mr. Bonderman remains Chairman of the Executive Committee and a member of the Board of Directors.
                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Jeffery A. Smisek
                                      Jeffery A. Smisek
                                      Senior Vice President and
                                        General Counsel

October 2, 1996